650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811

                                             September 23, 1999



PMC-Sierra, Inc.
105-8555 Baxter Place
Burnaby, British Columbia
Canada  V5A 4V7

         Re:  Registration Statement on Form S-3

Gentlemen & Ladies:

         This opinion is given in connection with the Registration Statement on Form S-3 under the Securities Act of 1933 relating to the sale by the persons named therein to the public of up to 3,597,123 shares of your Common Stock, $0.001 par value per share ("Shares").

         We are of the opinion that the issuance of the shares has been duly authorized by your Board of Directors, and the shares are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of the opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                                             Sincerely,

                                             /s/WILSON SONSINI GOODRICH & ROSATI
                                             WILSON SONSINI GOODRICH & ROSATI
                                             Professional Corporation